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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 17, 2011 (except Note 20, as to which the date is September 21, 2011) in the Registration Statement on Form S-4 and the related Prospectus of Emergency Medical Services Corporation for the registration of $950,000,000 8.125% Senior Notes due 2019.

/s/ Ernst & Young LLP

Denver, Colorado
September 21, 2011

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  Exhibit 23.1